                       NOTICE OF GUARANTEED DELIVERY FOR
                      TENDER OF SHARES OF COMMON STOCK AND
                    ASSOCIATED RIGHTS OF IMO INDUSTRIES INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $1.00 per share (the "Common Stock"), and associated rights to purchase shares of Series B Junior Participating Preferred Stock ("Rights") issued pursuant to the Rights Agreement dated as of April 30, 1997, as amended, between Imo Industries Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York (such shares of Common Stock and the Rights collectively referred to as the "Shares"), of the Company, are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to First Chicago Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    First Chicago Trust Company of New York

                                                   By Facsimile
               By Mail:                           Transmission:                            By Hand:
First Chicago Trust Company of New York             (201) 222-4720            First Chicago Trust Company of New York
    Attention: Tenders & Exchanges                      or                      Attention: Tenders & Exchanges
      P.O. Box 2569, Suite 4660                   (201) 222-4721               c/o THE DEPOSITORY TRUST COMPANY
      Jersey City, NJ 07303-2569                                                   55 Water Street, DTC TAD
                                                                               Vietnam Veterans Memorial Plaza
                                                                                      New York, NY 10041

                                           To Confirm Receipt of Notice
        By Overnight Courier:                of Guaranteed Delivery:
First Chicago Trust Company of New York             (201) 222-4707
    Attention: Tenders & Exchanges
            Suite 4680-IMO
     14 Wall Street, 8(th) Floor
          New York, NY 10005

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to II Acquisition Corp, a Delaware corporation and an affiliate of Constellation Capital Partners LLC, a private investment firm, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 31, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares (including the associated Rights) specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

Number of Shares:
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Certificate Nos. (If Available):
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Check one box if Shares will be delivered by book-entry transfer:
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     [ ] The Depository Trust Company
     [ ] Philadelphia Depository Trust Company
Name of Tendering Institution:
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Account No.:
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Signature(s) of Holder(s):
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Dated:
--------------------- , 1997
Name(s) of Holders:
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Please Type or Print
Address:
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                                                              Zip Code
Area Code and Telephone No.:
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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

Please Type or Print

Name of Firm:
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Address:
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Area Code and Telephone No.:
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Name: ------------------------------        Title:
                                               ---------------------------------

Authorized Signature:
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Dated:
--------------------------- , 1997

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.